EXHIBIT 99.1

                 Computational Materials and/or ABS Term Sheet

CWALT 2005-50CB Gr4 - Price/Yield - 4A

Balance   $80,507,000.00     Delay            24                WAC          5.68656           WAM  179
Coupon    5                  Dated            9/1/2005          NET          5.42756           WALA   1
Settle    9/30/2005          First Payment    10/25/2005        Contrib Wac  5.6876



Price                  25         50       75      100      125     150     175      200
                    Yield      Yield    Yield    Yield    Yield   Yield   Yield    Yield
       99-00.50      5.18       5.22     5.26     5.30     5.35    5.40    5.46     5.52
       99-04.50      5.16       5.19     5.22     5.25     5.29    5.34    5.38     5.43
       99-08.50      5.13       5.15     5.18     5.21     5.24    5.27    5.30     5.34
       99-12.50      5.11       5.12     5.14     5.16     5.18    5.20    5.22     5.25
       99-16.50      5.08       5.09     5.10     5.11     5.12    5.13    5.15     5.16
       99-20.50      5.06       5.06     5.06     5.06     5.06    5.07    5.07     5.07
       99-24.50      5.03       5.03     5.02     5.01     5.01    5.00    4.99     4.98
       99-28.50      5.01       5.00     4.98     4.97     4.95    4.93    4.91     4.89
      100-00.50      4.98       4.96     4.94     4.92     4.89    4.87    4.84     4.81
      100-04.50      4.96       4.93     4.90     4.87     4.84    4.80    4.76     4.72
      100-08.50      4.93       4.90     4.86     4.82     4.78    4.73    4.68     4.63




              WAL             6.32          4.82          3.77          3.03          2.48         2.07         1.76         1.53
         Mod Durn             4.99          3.94          3.17          2.61          2.19         1.86         1.61         1.41
 Principal Window    Oct05 - Sep20 Oct05 - Sep20 Oct05 - Sep20 Oct05 - Sep20 Oct05 - Sep20 Oct05 - Sep20 Oct05 - Jul12 Oct05 - Jan11

           Prepay           25 PPC        50 PPC        75 PPC       100 PPC       125 PPC      150 PPC      175 PPC      200 PPC



             SWAP Mat  1YR   2YR   3YR  4YR   5YR
                  Yld 1.33 3.855 3.902 3.07 3.978

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated disclaims any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. Morgan Stanley & Co. Incorporated and others associated with it may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. To our readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.